CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-18967, No. 33-26351, No. 33-26565, No. 33-33370,
No. 33-51978,  No. 33-58899,  No. 33-58901,  No. 33-81040,  No.  333-26247,  No.
333-42939,  No. 333-49961,  No. 333-73273 and No.  333-82033),  on Form S-3 (No.
33-35674,  No. 333-27349,  No.  333-35613,  No.  333-36281,  No. 333-40007,  No.
333-41145,  No. 333-58435 and No.  333-62763) and Form S-2 (No. 33-38764 and No.
33-33094) of MicroAge, Inc. of our report dated February 17, 2000 appearing on page F-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
February 17, 2000